UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2011

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34583	36-4276525
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 9, 2011, the Board of Directors (the “Board”) of Team Health Holdings, Inc. (the “Company”) appointed Steven B. Epstein to the Board to serve as a Class III director, effective immediately. Mr. Epstein has not yet been named to serve on any committee of the Board.

In accordance with the Company’s director compensation arrangements applicable to all non-employee directors (other than Sponsor-affiliated directors), Mr. Epstein (i) will receive an annual cash retainer of $50,000 for serving as a director and (ii) received a grant of 2,300 restricted shares upon his appointment to the Board. The vesting terms of the restricted shares are consistent with those applicable to all other non-employee directors (other than Sponsor-affiliated directors). In addition, in connection with his appointment to the Board, Mr. Epstein entered into the form director indemnification agreement with the Company.

A copy of the press release announcing the appointment of Mr. Epstein to the Board is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release, dated as of August 10, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

	By:	/s/ David P. Jones
Name: David P. Jones
Date: August 10, 2011		Title: Executive Vice President and Chief Financial Officer